                                                                  Exhibit 10.6

                                OFFICE BUILDING LEASE
                                    by and between
                      NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                               A Wisconsin Corporation
                                     by its Agent
                           GIBSON SPENO MANAGEMENT COMPANY
                               A California Corporation
                                     ("Landlord")
                                         and
                                    BIO-VED, INC.,
                                A Delaware Corporation
                                      ("Tenant")






Date: September 8, 1995

                                  TABLE OF CONTENTS
    Article                                                Page
    -------                                                -----

    1.   TERM                                              1
    2.   POSSESSION                                        1
    3.   BASIC RENT                                        1
    4.   RENTAL ADJUSTMENT                                 2
    5.   SECURITY DEPOSIT                                  3
    6.   USE                                               3
    7.   NOTICES                                           4
    8.   BROKERS                                           4
    9.   HOLDING OVER                                      4
    10.  TAXES ON TENANT'S PROPERTY                        4
    11.  CONDITION OF PREMISES                             5
    12.  ALTERATIONS                                       5
    13.  REPAIRS                                           5
    14.  LIENS                                             6
    15.  ENTRY BY LANDLORD                                 6
    16.  UTILITIES AND SERVICES                            6
    17.  BANKRUPTCY                                        7
    18.  INDEMNIFICATION                                   7
    19.  DAMAGE TO TENANT'S PROPERTY                       7
    20.  TENANT'S INSURANCE                                7
    21.  DAMAGE OR DESTRUCTION                             8
    22.  EMINENT DOMAIN                                    10
    23.  DEFAULTS AND REMEDIES                             10
    24.  ASSIGNMENT AND SUBLETTING                         11
    25.  SUBORDINATION                                     12
    26.  ESTOPPEL CERTIFICATE                              12

    Article                                                Page
    -------                                                -----

    27.  BUILDING PLANNING                                 13
    28.  RULES AND REGULATIONS                             13
    29.  CONFLICT OF LAW                                   13
    30.  SUCCESSORS AND ASSIGNS                            13
    31.  SURRENDER OF PREMISES                             13
    32.  ATTORNEYS' FEES                                   13
    33.  PERFORMANCE BY TENANT                             13
    34   MORTGAGEE PROTECTION                              14
    35.  DEFINITION OF LANDLORD                            14
    36.  WAIVER                                            14
    37.  IDENTIFICATION OF TENANT                          14
    38.  PARKING                                           15
    39.  TERMS AND HEADINGS                                15
    40.  EXAMINATION OF LEASE                              15
    41.  TIME                                              15
    42.  PRIOR AGREEMENT; AMENDMENTS                       15
    43.  SEPARABILITY                                      15
    44.  RECORDING                                         15
    45.  CONSENTS                                          15
    46.  LIMITATION OF LIABILITY                           15
    47.  RIDERS                                            16
    48   FORCE MAJEURE                                     16
    49.  MODIFICATION FOR LENDER                           16
    50.  OPTION TO EXTEND                                  16
    51.  EARLY OCCUPANCY                                   17

                                   TABLE OF EXHIBITS


              Exhibit A      The Premises
              Exhibit B      Work Letter Agreement
              Exhibit C      Standards for Utilities and Services
              Exhibit D      Rules and Regulations
              Exhibit E      Parking Rules and Regulations

                               SAN JOSE CORPORATE CENTER
                                OFFICE BUILDING LEASE

    THIS LEASE is made as of September 8, 1995 by and between Northwestern Mutual Life Insurance Company, a Wisconsin Corporation ("Landlord"), and Bio-Ved, Inc., A Delaware Corporation, ("Tenant").

    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite Number 290 (the "Premises") outlined on the floor plan attached hereto and marked Exhibit A, the Premises being agreed, for the purposes of this Lease, to have an area of approximately 2,006 rentable square feet (1,791 usable square feet) and being situated on the 2nd floor of that certain office building located at 1737 North First Street, San Jose, California 95112 (the "Building"). The Building contains approximately 82,596 rentable square feet of space.

    The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

    Prior to the commencing of the term of this Lease the Premises shall be improved by the Tenant Improvements described in the Work Letter marked Exhibit B attached hereto.

                                       1. TERM

    The term of this Lease shall be for thirty-six (36) months. commencing October 15, 1995, and ending on the last day of the month immediately preceding the month in which the anniversary of the commencement date occurs, unless such term shall be sooner terminated as hereinafter provided.

Failure to enter into such an amendment, however, shall not affect Tenant's liability hereunder for the term of the Lease. Reference in this Lease to a "Lease Year" shall mean each successive twelve month period commencing with the commencement date.

                                    2. POSSESSION

    Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event the term of this Lease shall not commence until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If Landlord is unable to deliver possession of the Premises by January 15,

1996, provided Tenant has not caused any delays in the construction of tenant improvements, Tenant shall be relieve from its obligations hereunder and this Lease shall be deemed void.

                                    3. BASIC RENT

    (a) Tenant agrees to pay Landlord Basic Rent for the Premises (subject to adjustments as hereinafter provided) as follows:

                   Months of Term           Monthly Basic Rent
                   --------------           ------------------
                   01 - 36                       $3,189.54

The Basic Rent shall be paid monthly, in advance on the first (1st) day of each calendar month during the term, except that the first month's rent shall be paid on execution hereof. If Tenant's obligation to pay rent commences or ends on a day other than the first day of a calendar month, then the rental for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty. In addition to the Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing.

    (b) In the event Tenant fails to pay any installment of rent when due or in the event Tenant fails to make any other payment of which Tenant is obligated under this Lease when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) monthly to compensate Landlord for the extra costs incurred as a result of such late payment. Tenant shall incur late charges for any payments that are received more than five (5) day after the due date.

                                 4. RENTAL ADJUSTMENT

    (a) For the purpose of this Article 4, the following terms are defined as follows:

          (i) Tenant's Percentage. That portion of the Building occupied by Tenant divided by the total square footage of the Building, which result is the following 2.43%.

         (ii) Direct Expenses Base. The amount of the annual Direct Expenses which Landlord has included in Basic Rent, which amount is equal to the 1996 actual direct expenses.

         (iii) Direct Expenses. The term "Direct Expenses" shall include:

              (A) All real and personal property taxes and assessments imposed by any governmental authority or agency on the Building and the land on which the

Building is located (including a pro rata portion of any taxes levied on any common areas); any assessments levied in lieu of taxes; any nonprogressive tax on or measured by gross rentals received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above referenced taxes, less tax refunds obtained as a result of an application for review thereof; but shall no include any net income, franchise, capital stock, estate or inheritance taxes.

              (B) Operating costs consisting of costs incurred by Landlord in maintaining and operating the Building, exclusive of costs required to be capitalized for federal income tax purposes, and including (without limiting the generality of the foregoing) the following: costs of utilities, supplies and insurance, costs of services of independent contractors, managers and other suppliers, the fair rental value of the Building office, costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the management, operation, maintenance, and repair of the Building, its equipment, parking facilities and the common areas, including, without limitation, engineers, janitors, foremen, floor waxers, window washers, watchmen and gardeners, but excluding person performing services not uniformly available to or performed for substantially all Building tenants; a reasonable management fee; cost of maintaining, repairing and replacing landscaping, sprinkler systems, concrete walkways, paved parking areas, signs, and site lighting.

              (C) Amortization of such capital improvements as Landlord may have installed: (a) for the purpose of reducing operating costs, (b) to comply with governmental rules and regulations promulgated after completion of the Building, (c) for the purpose of replacing existing capital items and improvements, and (d) any costs required by the CC&R's, as defined in Article 6, affecting the Premises or by any corporation, committee or association formed in connection therewith, provided that such cost together with interest at the maximum rate allowed by law shall be amortized over such reasonable period as Landlord shall determine, and only the monthly amortized cost shall be included in Direct Expenses.

    (b) If Tenant's Percentage of the Direct Expenses paid or incurred by Landlord for any calendar year exceeds the Direct Expenses Base included in Tenant's rent, then Tenant shall pay such excess as additional rent. In addition, for each year after the first calendar year, or portion thereof, Tenant shall pay Tenant's Percentage of Landlord's estimate of the amount by which Direct Expenses for that year shall exceed the Direct Expenses Base ("Landlord Estimate"). This estimated amount shall be divided into twelve equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's statement is rendered. As soon as possible after the end of each calendar year, Landlord shall provide Tenant with a statement showing the amount of Tenant's Percentage of Direct Expenses, the amount of Landlord's Estimate actually paid by Tenant and the amount of the Direct Expenses Base. Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable on demand by Landlord) or credit any overpayment by Tenant towards the next monthly installment of Landlord's Estimate falling due, as the case may be. For purposes of making these calculations, in no event shall Tenant's Percentage of the Direct Expenses be deemed to be less than the Direct Expenses Base.

    (c) Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

                                 5. SECURITY DEPOSIT

    Tenant has deposited with Landlord the sum of Thirteen Thousand One Hundred Eighty Nine Dollars and 54/l00ths ($13,189.54). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations hereunder. Ten Thousand Dollars ($10,000.00) of the deposit set forth above shall be held in an interest bearing account. All interest earned from said $10,000.00 shall be paid to Tenant by Landlord at the end of the lease term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general f unds, and Tenant shall not be entitled to interest on such deposit, except for as provided above. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term, provided that Landlord may retain the security deposit until such time as any amount due from Tenant in accordance with Article 4 hereof has been determined and paid in full.

                                        6. USE

    (a) Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law or the certificate of occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose a duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectional purpose, nor shall Tenant cause, maintain or permit any nuisances in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                                      7. NOTICES

    Any notice required or permitted hereunder must be in writing and may be given by personal delivery, overnight courier service, or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Premises, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

                                      8. BROKERS

    Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of the Lease, except Duffy D'Angelo of Colliers Parrish International whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.

                                   9. HOLDING OVER

    If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in paragraph 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Article 9 are in addition to and do not affect Landlord's right of reentry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender, and any attorneys' fees and costs.

                            10. TAXES ON TENANT'S PROPERTY

    (a) Tenant shall be liable for and shall pay, at least ten days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

    (b) If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 10(a), above. If the records of the county assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assess at a higher valuation than Landlord's Building Standard, such records shall be binding on both the Landlord and the Tenant. If the records of the county assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                              11. CONDITION OF PREMISES

    Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfaction condition at such time.

                                   12. ALTERATIONS

    (a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant agrees that there shall be no construction of partitions or other obstruction which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental, agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfaction to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

    (b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

                                     13.  REPAIRS

    (a) By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary, wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair decorate or paint the Premises or any part thereof, except as provided in Exhibit "B".
  The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

    (b) Anything contained in Paragraph 13(a) above to the contrary, notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the foundation, building shell, and roof structure, all at Landlord's expense, unless such maintenance and repairs are caused in part or in whole by the act, neglect, or omission of any duty or Tenant, its agents, employees, or invitees, in which event Tenant shall reimburse Landlord, as additional rent, for the reasonable cost of such maintenance and repairs. Landlord shall also repair and maintain the basic plumbing, elevators, life safety systems and other building systems, heating ventilating, air conditioning and electrical systems installed or furnished by Landlord, the roof membrane, the parking areas, driveways, sidewalks, landscaping, project signs and exterior site lighting. The cost of the foregoing repairs and maintenance shall be billed to Tenant as operating costs pursuant to Paragraph 4. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 21 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

                                      14. LIENS

    Tenant shall not permit any mechanics, materialmen's or other liens to be filed against the Building nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary, for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

                                15. ENTRY BY LANDLORD

    Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may, on order to carry, out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenient to or interference with Tenant's business, any loss of occupancy or quite enjoyment of the Premises, and only other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

                              16. UTILITIES AND SERVICES

    Provided that Tenant is not default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit C, subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items when such failure is caused by: (i) accident, breakage, or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

                                    17. BANKRUPTCY

    If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appoint such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry, thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry, or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

                                 18. INDEMNIFICATION

    Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord.

                           19. DAMAGE TO TENANT'S PROPERTY.

    Notwithstanding the provisions of Article 18 to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise, (iii) any injury, or damage to persons or property resulting from fire, explosion, falling plaster, steam gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or subsurface or from any other place or resulting from dampness or (iv) any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments nor shall Landlord be liable for any latent defect in the Premises or Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

                                20. TENANT'S INSURANCE

    (a) Tenant shall, during the term hereof and any other period of occupancy, at it s sole costs and expense, keep in full force and effect the following insurance:

         (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than Tenant Improvements installed by Landlord), and any other personal property, in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount as will property reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

         (ii) Comprehensive General Liability insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000.00 combined single limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Paragraph 18 hereof) and shall (1) name Landlord as an additional', insured, and (2) contain a provision that "the insurance provided the Landlord hereunder shall be primary, and noncontributing with any other insurance available to the Landlord."

         (iii) Workers' compensation and employer's liability insurance (as required by state law).

         (iv) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

    (b) All policies shall be written in a form satisfaction, to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

                              21. DAMAGE OR DESTRUCTION

    (a) If the Building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall have the following rights and obligations:

         (i) In the event of total destruction, Landlord shall, as Landlord's option, commence repair, reconstruction and restoration of the Building and/or the Premises as soon as reasonably possible, and diligently prosecute the same to completion, in which event this Lease shall remain in full force and effect. If Landlord elects not to so repair, reconstruct or restore the Building and/or the Premises, this Lease shall terminate as of the date of such total destruction. In either event, Landlord shall give Tenant written notice of its intention within sixty (60) days after the date of damage or destruction.

         (ii) In the event of a partial destruction of the Building and/ or the Premises, Landlord shall promptly restore the Building and/or the Premises unless Landlord elects to terminate this Lease as permitted herein. Landlord shall have the right to terminate this Landlord if (1) the damage to the Building and/or the Premises exceeds twenty-five percent (25%) of the full insurable value thereof, (2) the damage to the Building and/or the Premises is such that the Building and/or the Premises cannot be repaired, reconstructed or restored within one hundred eighty (180) days from the date of damage or destruction, or (3) insurance proceeds received by Landlord will not be sufficient to cover the cost of such repairs, reconstruction and restoration. Landlord shall give written notice to Tenant of its intention within sixty (60) days after the date of damage or destruction. If Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

    (b) Upon any termination of this Lease, Landlord under any of the provisions of this Article 21, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

    (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

    (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this
Article 21. Notwithstanding anything to the contrary contained in this
Article 21, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to obtain the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs of restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

    (e) If damage is due to any cause other than fire or other peril covered by All-Risk insurance, Landlord may elect to terminate this Lease.

    (f) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

    (g) Notwithstanding anything to the contrary contained in this Article 21, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article 21, occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

    (h) The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this article shall govern in case of such destruction.

                             22. EMINENT DOMAIN

    If all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party may terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If neither party terminates this Lease as permitted herein, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and rent shall be abated for the time and to the extent Tenant is prevented from using the Premises on account of such taking and restoration. Nothing contained in this paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant's moving or relocation expenses.

                          23. DEFAULTS AND REMEDIES

    (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

         (i) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease.

         (ii) The failure by Tenant to make any payment of rent where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section II6I regarding unlawful detainer actions.

         (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 23(a)(i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section II6I regarding unlawful detainer actions. If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

         (iv) (1) The making by Tenant of any general assignment for the benefit of creditors' (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30)
days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

    (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

         (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

         (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

         (iv) any other amount necessary to compensate Landlord for all detriment approximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 23(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 23(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

    (c) In the event of any such default Landlord shall also have the right to continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect rent as it becomes due.

    (d) Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to the Paragraph 23(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

    (e) All rights, options and remedies of Landlord contained in this Lease shall be constructed and held to be cumulative, and no one of them shall be exclusive of the other. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in the Lease. No waiver or any default of Tenant hereunder shall be implied from any acceptance by Landlord or any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

                            24.  ASSIGNMENT AND SUBLETTING

    (a) Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default and at the option of the Landlord shall result in a termination of this Lease.
No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease and Landlord shall, within fifteen (15) days of receipt of such written notice, elect one of the following: (i) consent to such proposed assignment or sublease; (ii) refuse such consent, which refusal shall be on reasonable grounds, or (iii) elect to terminate this Lease.

    (b) As a condition for granting its consent to any assignment, encumbrance or sublease, fifteen (15) days prior to any anticipated assignment or sublease Tenant shall give Landlord written notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership and financial condition of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord received such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, Landlord may require that the sublessee or assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee.

    (c) The consent by Landlord to any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. In the event Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord as additional rent a reasonable attorneys' and administration fee not to exceed $500 for costs incurred in connection with evaluating the Assignment Notice. This section shall be fully applicable to all further sales, hypothecation, transfers, assignments and subleases of any portion of the by any successor assignee of Tenant, or any sublessee of the Premises.

    (d) As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. Notwithstanding the foregoing, Landlord shall consent to the assignment, sale or transfer if the Assignment Notice states that Tenant desires to assign the Lease to any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant at the commencement of this Lease.

    (e) Except as provided above, Landlord's consent to any sublease shall not be unreasonably withheld. A condition to such consent shall be delivery by Tenant to Landlord of a true copy of any such sublease. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess of each such payment or rent, less any documented expenses incurred by Tenant in direct relation to the assignment or sublease, or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. The parties intend that the preceding sentence shall not apply to any sublease rentals respecting a portion of the Premises that during the entire term of this Lease was not occupied by Tenant for its own use, but was always subleased by Tenant and/or kept vacant. For the purposes of this section, the rent for each square foot of floor space in the Premises shall be deemed equal.

    (f) Tenant may assign the Lease or may sublet the Premises or any part thereof without Landlord's prior consent, to any subsidiary, affiliate or controlled corporation, or to any corporation into which Tenant may be converted or with which it may merge, provided said entity has comparable financial strength and agrees to accept the Lease Agreement in it's then current condition, and provided that the assignee or sublessee's use is compatible with the building.

                                  25. SUBORDINATION

    Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the building or any ground lessor with respect to the building, this Lease shall be subject and subordinate at all times to:

    (i) All ground leases or underlying leases which may now exist or hereafter be executed affecting the building or the land upon which the building is situated or both;

    (ii) The lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the building, land, ground leases, or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or in the lien of any such mortgage or deed of trust.

                               26. ESTOPPEL CERTIFICATE

    (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this
Article 26 may be relied upon by any mortgage, beneficiary, purchaser, or prospective purchaser of the building or any interest therein.

    (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

                                27. BUILDING PLANNING

    In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move to other space in the Building of which the Premises forms a part, at Landlord's sole costs and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and expecting that a revised Exhibit "A" shall become part of this Lease and shall reflect the location of the new space. However, if the new space does not meet with Tenant's approval, Tenant shall have the right to cancel this Lease upon giving Landlord thirty (30) days notice within ten
(10) days of receipt of Landlord's notification.

                              28. RULES AND REGULATIONS

    Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit D and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the building of any of said Rules and Regulations.

                                 29. CONFLICT OF LAW

This Lease shall be governed by and construed pursuant to the laws of the State of California.

                              30. SUCCESSORS AND ASSIGNS

    Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                              31. SURRENDER OF PREMISES

    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

                                 32. ATTORNEY'S FEES

    (a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

                              33. PERFORMANCE BY TENANT

    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (l0) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Article 23 hereof.

                               34. MORTGAGEE PROTECTION

    In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                              35. DEFINITION OF LANDLORD

    The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment, or other conveyances, the then grantor shall be automatically freed and relieved from and after the date of such transfer, assignment, or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

                                      36. WAIVER

    The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                             37. IDENTIFICATION OF TENANT

    If more than one person executes this Lease as Tenant:

    (i) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed and performed by Tenant, and

    (ii) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of the Lease, including, but not limited to any renewal, extension, expiration, termination, or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                                     38. PARKING

    The use by Tenant, its employees and invitees, of the parking facilities of the building shall be on the terms and conditions set forth in Exhibit E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established.

                                39. TERMS AND HEADINGS

    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                               40. EXAMINATION OF LEASE

    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                                       41. TIME

    Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

                           42. PRIOR AGREEMENT; AMENDMENTS

    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

                                   43. SEPARABILITY

    Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs, or invalidates any other provision hereof, and any such other provisions shall remain in full force and effect.

                                    44. RECORDING

    Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

                                     45. CONSENTS

Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

                             46. LIMITATION OF LIABILITY

    In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach, or default hereunder by Landlord:

    (a) The sole exclusive remedy shall be against the Landlord's interest in the building;

    (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

    (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

    (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

    (e)  No judgement will be taken against any partner of  Landlord;

    (f) Any judgement taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

    (g) No writ of execution will ever be levied against the assets of any partner of Landlord;

    (h) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

                                      47. RIDERS

    Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

                                  48. FORCE MAJEURE

    Unless otherwise specifically provided herein if Landlord shall be delayed or hindered in or prevented from the performance of any act required of Landlord hereunder by reason of strikes, lockouts, labor disputes or disturbances inability to procure materials failure of power restrictive governmental laws or regulations riots insurrection ware or any other reason of a like nature beyond Landlord's reasonable control then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.

                             49. MODIFICATION FOR LENDER

    If in connection with obtaining construction interim or permanent financing for the Building the lender shall request reasonable modifications in this Lease as a condition to such financing Tenant will not unreasonably withhold delay or defer its consent thereto provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

                                 50. OPTION TO EXTEND

    (a) Provided that Tenant is not in default hereunder either at the time of exercise or at the time the extended term commences Tenant shall have the option to extend the initial term of this Lease for one (1) additional period of three (3) years ("Option Period") on the same terms covenants and conditions provided herein except that upon such renewal the monthly installments of Annual Basic Rent due hereunder shall be determined at the time notice to extend is given. Tenant shall exercise its option by giving Landlord written notice ("Option Notice") no later than ninety (90) days prior to the expiration of the initial term.

    (b) The monthly installments of Annual Basic Rent for the Option Period shall be determined as follows:

         (i) Within fifteen (15) business days after Landlord's receipt of the Option Notice the parties shall attempt to agree on the monthly rent for the Option Period in question based upon ninety-five percent (95%) of the then fair market rental value of the Premises. If the parties agree on the monthly rent for the Option Period within such fifteen (15) day period they shall immediately execute an amendment to this Lease stating the monthly rent for the Option Period. In no event shall ninety-five percent (95%) of the then fair market monthly rental value of the Premises for the Option Period be less than the monthly installments of Annual Basic Rent last payable under the Lease.

         (ii) The "then fair market rental value of the Premises" shall mean the fair market monthly rental value of the premises as of the commencement of the Option Period taking into consideration the uses permitted under this Lease the quality size design and location of the Premises and comparable buildings located within a one (1) mile radius of the Premises. In no event shall ninety-five percent (95%) of the then fair market monthly rental value of the Premises for the Option Period be less than the monthly installments of Annual Basic Rent last payable under the Lease.

         (iii) Within seven (7) days after the expiration of the fifteen (15) day period each party at its cost and by giving notice to the other party shall appoint a real estate appraiser or commercial leasing salesperson ("Appraiser") with at least five (5) years' full-time commercial appraisal or leasing experience in the area in which the Premises are located to appraise and set the then fair market monthly rent for the Premises for the Option Period.

    (c) If Tenant objects to the monthly rent that has been determined Tenant shall have the right to rescind its exercise of the option to extend and have this Lease expire at the end of the initial term provided that Tenant pays for all reasonable costs incurred by Landlord in connection with the appraisal procedure. Tenant's election to allow this Lease to expire at the end of the initial term must be exercised by delivering written notice of exercise to Landlord within ten (10) days after the rent determination procedure has been completed and Tenant has received notice of the monthly rent as determined by appraisal. If Tenant does not so exercise its election to terminate this Lease within the ten (10) day period the initial term of this Lease shall be extended as provided in this paragraph. Notwithstanding the foregoing if Tenant elects to so rescind exercise of its option to extend and at the time of such election there are less than ninety (90) days remaining on the initial term of the Lease then the termination of this Lease shall not be effective until ninety (90) days after Landlord's receipt of Tenant's notice of rescission. During any period that the term of this Lease is so extended beyond the original termination date Tenant shall be required to pay the amount of monthly rent determined pursuant to the appraisal procedure.

    (d) This option to extend and any rights granted to Tenant hereunder shall be personal to Tenant and any of its affiliates and subsidiaries. No rights granted to Tenant pursuant to this paragraph shall be in any way applicable to subtenants or assignees of Tenant unless such subtenant or assignee is an affiliate or subsidiary of Tenant.

    (e) Provided that Tenant has not been in default under the terms of this lease during the initial lease term, Landlord shall refund to Tenant the Ten Thousand Dollar ($10,000.00) deposit, with interest set forth in section 5 of this lease.

                                 51. EARLY OCCUPANCY

    Landlord to provide Tenant with access to the Premises five days before Lease Commencement for installation of phones and equipment.

    IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

LANDLORD                                           ADDRESS:
--------                                           --------
Northwestern Mutual Life Insurance Company         1731 Technology Drive
a Wisconsin Corporation                            Suite 340
                                                   San Jose, CA 95110
By: Gibson Speno Management Company,               408.436.7100
A California Corporation, As Managing Agent

By:      /s/ Phyllis Y. Osaki
         Phyllis Y. Osaki, Agent
Its:     Executive Vice President

By:      /s/ Steven G. Speno
         Steven G. Speno, Agent
Its:     President


TENANT
------
Bio-Ved, Inc.,                                          ADDRESS:
A Delaware Corporation                      1737 N. First Street
                                            Suite 290
 By:     /s/ Barry Wald                     San Jose, CA 95112
Its:     President

                                 EXHIBIT A
                                 PREMISES
                            [Map of the Premises]

                                       EXHIBIT B
                                WORK LETTER AGREEMENT

    This Work Letter Agreement is entered into as of the day of September 8, 1995, by and between NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin Corporation ("Landlord") and Bio-Ved, Inc., A Delaware Corporation ("Tenant").

                                      RECITALS:

    A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit A attached to the Lease.

    B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                                1. COMPLETION SCHEDULE

    Within ten (10) days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be construction in the Premises. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five (5) working days after the date such schedule is first received by Tenant, Landlord may, at its option, terminate the Lease and all of its obligations thereunder.

                                2. TENANT IMPROVEMENTS

    Reference herein to "Tenant Improvements" shall be a built out per the attached Exhibit "A" to the extent that such construction and/or build out does not exceed the "Tenant Improvement Allowance" provided in Section 6 of this Work Letter Agreement and shall be subject to all provisions in Section 6 of this Work Letter Agreement.

                             3. TENANT IMPROVEMENT PLANS

    Tenant Improvements shall built out per the attached Exhibit "A".

                        4. FINAL PRICING AND DRAWING SCHEDULE

    After final approval of Exhibit "A", no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

                        5. CONSTRUCTION OF TENANT IMPROVEMENTS

    Landlord shall supervise the completion of such work and shall use its best efforts to secure completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph Six (6) hereof.

                    6. PAYMENT OF COST OF THE TENANT IMPROVEMENTS

    (a) Landlord hereby grants to Tenant a "Tenant Allowance" not to exceed Ten Dollars ($10.00) per rentable square foot of the Premises for a total not to exceed $20,060.00 dollars to improve the Premises per Exhibit "A". Provided Tenant does not make any modifications whatsoever to the attached Exhibit "A", Landlord shall construct the improvements as set forth in Exhibit A, within the $20,060.00 tenant allowance. Such Tenant Allowance shall be used only for:

         (i) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers, or architects other than Landlord's architect and/or space planner;

         (ii) The payment of permit and license fees relating to construction of the Tenant Improvements;


         (iii) Construction of the Tenant Improvements, including, without limitation, the following:

               (1) Installation within the Premises of all partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork, and similar items;

               (2) All electrical wiring, lighting fixtures, outlets, and switches, and other electrical work to be installed within the Premises;

               (3) The furnishing and installation of all duct work, terminal boxes, fuses and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

               (4) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control, or other special systems;

               (5) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring, and accessories installed within the Premises; and

               (6) All plumbing, fixtures, pipes, and accessories to be installed within the Premises.

    (b) The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph Six (6) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

    (c) In the event that, after the Tenant Improvement Plans have been prepared and a price therefor established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work.

                      7. COMPLETION AND RENTAL COMMENCEMENT DATE

    The commencement of the term of this Lease and Tenant's obligation for the payment of rental under the Lease shall not commence until substantial completion of construction of the Tenant Improvements. However if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

    (i) Tenant's failure to approve any item or perform any other obligation in accordance with and by the specified in the Work Schedule;

    (ii) Tenant's request for materials finishes or installations other than those readily available; or

    (iii) Tenant's changes in the Tenant Improvement Plans after their approval by Tenant;

then commencement of the term of the Lease and the rental commencement date shall be accelerated by the number of days of such delay.


IN WITNESS WHEREOF the parties have executed this Lease as of the date first written above.

LANDLORD                                    ADDRESS:
Northwestern Mutual Life Insurance Company  1731 Technology Drive
a Wisconsin Corporation                     Suite 340
                                            San Jose, CA 95110
By: Gibson Speno Management Company,        408.436.7100
A California Corporation, As Managing Agent

By: /s/ Phyllis Y. Osaki
    ------------------------------
    Phyllis Y. Osaki, Agent
Its:      Executive Vice President

By: /s/ Steven G. Speno
    ------------------------------
    Steven G. Speno, Agent
Its:     President


TENANT
Bio-Ved, Inc.,                                   ADDRESS:
A Delaware Corporation                      1737 N. First Street
                                            Suite 290
By:  /s/ Barry Wald                         San Jose, CA 95112
     -----------------
     Barry Wald
Its:     President

                                      EXHIBIT C
                         STANDARDS FOR UTILITIES AND SERVICES

    The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

    As long as Tenant is not in default under any of the terms, covenants, conditions, provisions, or agreements of this Lease, Landlord shall:

    (a) Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m., and have one elevator available at all other times.

    (b) On Monday through Friday, except holidays, from 8:00 a.m. - 6:00 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgement of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of the air conditioning system. Tenant agrees not to connect any apparatus, device, conduit, or pipe to the building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees, or contractors shall at any time enter mechanical installations or facilities of the building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen's wages for air conditioning mechanics.

    (c) Landlord shall furnish to the Premises, during the usual business hours on business days, electric current sufficient for normal office use. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period. If a separate meter is not installed at Tenant's cost, such excess costs will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates to be reviewed and adjusted quarterly. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wire, conduits, pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the premises, without the prior written consent of Landlord.

    (d) Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses, or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

    (e) Provide janitorial service to the Premises five days a week, provided the same are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

    Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning, and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning, or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations, or requirements of any federal, state, county, or municipal authority or failure of gas, oil, or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil, or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions, or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

                                      EXHIBIT D
                                RULES AND REGULATIONS

    1. Except as specifically provided in the Lease to which these rules and regulations are attached, no sign, placard, picture, advertisement, name, or notice shall be installed or displayed on any part of the outside or inside of the building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.

    2. If Landlord objects in writing to any curtains, blinds, shades, screens, or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions, doors, or windows which may appear unsightly from outside the Premises.

    3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the building. The halls, passages, exits, entrances, shopping malls, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitee. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the building.

    4. The directory of the building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

    5. All cleaning and janitorial services for the building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

    6. Landlord will furnish Tenant, free of charge, with six keys to the main door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor. After hours security access cards may be obtained from Landlord at a cost to Tenant of $5.00 for each access card. Tenant may acquire such access cards by submitting to Landlord a list of persons, to whom access cards should be issued along with a check in the appropriate amount.

    7. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

    8. The building freight elevator(s) shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise, or other property will be received in the building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes, and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. and 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the building.

    9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

    10. Tenant shall not use or keep in the Premises any kerosene, gasoline, inflammable, or combustible fluid or material other than those limited quantities necessary for the operation of maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

    11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

    12. Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws, or regulations of which Tenant has actual notice.

    13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

    14. Landlord reserves the right to exclude from the building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person.

    15. The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

    16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

    17. Tenant shall not install any radio or television antenna, loudspeaker, or other devices on the roof or exterior walls of the building. Tenant shall not interfere with radio or television broadcasting or reception from or in the building or elsewhere.

    18. Tenant shall not mark, drive nails, screws, or drill into the partitions, woodwork, or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

    19. Tenant shall not install, maintain, or operate upon the Premises any vending machines without the written consent of Landlord.

    20. Canvassing, soliciting, and distribution of handbills or any other written material, and peddling in the building are prohibited and Tenant shall cooperate to prevent such activities.

    21. Landlord reserves the right to exclude or expel from the building any person who, in Landlord's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules or Regulations of the building.

    22. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

    23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, not shall the Premises be used for any improper, immoral, or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that the use by Tenant of Underwriter' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages or use of microwave ovens for employee uses shall be permitted, provided such equipment and use is in accordance with all applicable federal, state, county, and city laws, codes, ordinances, rules, and regulations.

    24. Tenant shall not use in any space or in the public halls of the building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building.

    25. Without the written consent of Landlord, Tenant shall not use the name of the building in connections with or in promoting or advertising the business of Tenant except as Tenant's address.

    26. Tenant shall comply with all safety, fire protection, and evacuations procedures and regulations established by Landlord or any governmental agency.

    27. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

    28. Tenant's requirements will be attended to only upon appropriate application to the building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

    29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the building.

    30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of Tenant's lease of its Premises in the building.

    31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

    32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                      EXHIBIT E
                            PARKING RULES AND REGULATIONS

    The following rules and regulations shall govern use of the parking facilities which are appurtenant to the building.

    1. Tenant shall not park or permit the parking of any vehicle under its control in any parking designated by Landlord as areas for parking by visitors to the building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

    2. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

    3. No overnight or extended term storage of vehicles shall be permitted.

    4. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

    5. All directional signs and arrows must be observed.

    6. The speed limit within all parking areas shall be 5 miles per hour.

    7. Parking is prohibited:

         (a) in areas not striped for parking;

         (b) in aisles;

         (c) where "no parking" signs are posted;

         (d) on ramps;

         (e) in cross hatched areas; and

         (f) in such other areas as may be designated by Landlord.

    8. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicle is assumed by the parker.

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    9. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

    10. Any parking identification devices found by the purchaser must be reported immediately to avoid confusion.

    11. Lost or stolen devices found by the purchaser must be reported immediately to avoid confusion.

    12. Washing, waxing, cleaning, or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

    13. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

    14. Landlord reserves the right to charge for parking on a non-discriminatory basis.

    15. Tenant shall have the use of four (4) unassigned parking spaces per one thousand square feet of Tenant's leased Premises.